BOSTON FINANCIAL TAX CREDIT FUND VIII, A LIMITED PARTNERSHIP

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Boston Financial Tax Credit Fund VIII, a Limited Partnership (the “Fund”) on Form 10-Q for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Principal Executive Officer and Principal Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/Kenneth J. Cutillo
Kenneth J. Cutillo
Principal Executive Officer and
Principal Financial Officer
Arch Street VIII, Inc., as
General Partner of
Arch Street VIII Limited Partnership, as
General Partner of
Boston Financial Tax Credit Fund VIII,
A Limited Partnership

Date:   February 14, 2012

A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.